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                                                                    EXHIBIT 99.2




I, William F. Ohrt, Chief Financial Officer of Walter Industries, Inc., state and attest that:

         (1) To the best of my knowledge, based upon a review of the covered reports of Walter Industries, Inc., and, except as corrected or supplemented in a subsequent covered report:

    o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

    o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

    (2) I have reviewed the contents of this statement with the Audit Committee of Walter Industries, Inc.

    (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         o Annual Report on Form 10-K for year ended December 31, 2001 of Walter Industries, Inc.;

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and the Proxy Statement dated March 25, 2002 of Walter Industries, Inc., all filed with the Commission subsequent to the filing of the Annual Report on Form 10-K identified above; and

         o    any amendments to any of the foregoing.



/s/ William F. Ohrt                                  Subscribed and sworn to
-----------------------                              before me this 12th day of
William F. Ohrt                                      August, 2002.
Chief Financial Officer
                                                     /s/ Terry A. Lundquist
                                                     ---------------------------
                                                     Notary Public
                                                     My Commission Expires:
                                                     May 19, 2004


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